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                                                                      Exhibit 21

                                  SUBSIDIARIES





NAME OF SUBSIDIARY*                                 JURISDICTION OF ORGANIZATION
-------------------                                 ----------------------------

OMG Fidelity, Inc.                                             Delaware
Fidelity Chemical Products Malaysia SDN.BHD                    Malaysia
Fidelity Chemical Products (BAH) Limited                       Bahamas
OMG Kokkola Chemicals Oy                                       Finland
OMG Americas, Inc.                                             Ohio
OMG Jett, Inc.                                                 Ohio
OMG Europe GmbH                                                Germany
OMG Asia-Pacific Co., Ltd.                                     Taiwan
SCM Metal Products, Inc.                                       Delaware
OMG Microbond PTE, Ltd. (70%)                                  Singapore
Vasset, S.A.                                                   France
OMG Belleville, Limited                                        Canada
OM Group Export, Limited                                       Barbados
OMG Kokkola Chemicals Holding BV                               Netherlands
OMG Thailand Co., Ltd.                                         Thailand
OMG Japan, Inc.                                                Japan
OM Holdings, Inc.                                              Delaware
Groupement Pour Le Traitement Du Terril De Lubumbashi (58%)    Jersey

* Percentage in parentheses indicates the Company's ownership, if other than
100%